Exhibit 99.2

[Restaurant Trends Letterhead]

July 24, 2006

El Pollo Loco Holdings, Inc.
3333 Michelson Drive, Suite 550
Irvine, California 92612

Ladies and Gentlemen:

      We hereby consent to the use of our name and the incorporation by reference of the Restaurant Trends Report to the Registration Statement on Form S-1 (File No. 333-133877) of El Pollo Loco Holdings, Inc. (the “Company”), as filed on May 8, 2006 with the Securities and Exchange Commission relating to the Company's issuance of its Common Stock.

Restaurant Trends

By:	/s/ ROBERT D. JAMES
Name:	Robert D. James
Title:	Executive Vice President